UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013 (June 5, 2013)

Brooks Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On June 5, 2013, Timothy S. Mathews, the Company's Vice President, Corporate Controller and Principal Accounting Officer, tendered his resignation from the Company to be effective on June 21, 2013.

(e)          On June 10, 2013, the Company and Martin S. Headley, the Company's Executive Vice President and Chief Financial Officer, entered into a letter agreement amending the retention agreement previously entered into by the parties on March 5, 2013.  As previously disclosed, Mr. Headley announced his retirement from the Company and the retention agreement provided that Mr. Headley would remain as the Company's Chief Financial Officer through June 30, 2013 to assist the Company in its search for a new chief financial officer and to help in the transition process.  Pursuant to the amendment, Mr. Headley's retention period is extended for an additional three months to September 30, 2013, and in addition to his base salary for the additional three months, Mr. Headley will be entitled to the vesting of up to one-third the number of performance-based restricted stock units (“RSUs”) granted to him under the Company's Fiscal Year 2013 Executive Equity Incentive Plan based on the Company's achievement of certain financial metrics for the fiscal year ending September 30, 2013.  The actual number of RSUs achieved will be determined by the Board of Directors of the Company after the completion of the current fiscal year and the vesting shall occur on such date.

The foregoing description of the letter agreement amending the retention agreement is qualified in its entirety by reference to such letter agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibit 10.1
Letter Agreement between the Company and Martin S. Headley.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: June 11, 2013	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
10.1	Letter Agreement between the Company and Martin S. Headley

4